EXHIBIT 99(1)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of
TYCO INTERNATIONAL LTD.

    We have audited the supplemental consolidated balance sheet of Tyco International Ltd. as of June 30, 1994 and the related supplemental consolidated statements of income, shareholders' equity and cash flows for the year ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    The supplemental financial statements give retroactive effect to the merger of Tyco International Ltd. and Kendall International, Inc. on October 19, 1994, which has been accounted for as a pooling of interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Tyco International Ltd. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tyco International Ltd. at June 30, 1994, and the consolidated results of operations and cash flows for the year ended June 30, 1994, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

    We have audited the consolidated balance sheet of Kendall International, Inc. and subsidiaries as of June 30, 1993 and the related consolidated statements of income and cash flows for the year ended June 30, 1993, prior to their restatement for the 1994 pooling of interests. The contribution of Kendall International, Inc. and subsidiaries to total assets, revenues and net income before cumulative effect of accounting changes represented 22 percent, 21 percent and 21 percent of the respective restated totals. Separate financial statements of Tyco International Ltd. included in the 1993 restated consolidated balance sheet and statements of income and cash flows were audited and reported on separately by other auditors. In addition, the financial statements of Tyco International Ltd. for the year ended June 30, 1992, which represents 100% of the combined restated financial statements for that period, were audited and reported on by other auditors. We also audited the combination of the accompanying consolidated balance sheet as of June 30, 1993 and the consolidated statements of income and cash flows for the year ended June 30, 1993, after restatement for the 1994 pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in Note 1 of notes to consolidated financial statements.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 22, 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Shareholders of
TYCO INTERNATIONAL LTD.
(formerly Tyco Laboratories, Inc.)

    In our opinion, the consolidated balance sheet and the related consolidated statements of income, of cash flows and of changes in stockholders' equity (not presented separately herein) present fairly, in all material respects, the financial position of Tyco International Ltd., formerly Tyco Laboratories, Inc., and its subsidiaries at June 30, 1993 and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1993 (prior to the retroactive restatement to account for the pooling of interests), in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above. We have not audited the consolidated financial statements of Tyco International Ltd. for any period subsequent to June 30, 1993.

    As discussed in Notes 1, 8 and 12, the Company changed its method of accounting for income taxes and for post-retirement benefits other than pensions in fiscal 1993.

                                          PRICE WATERHOUSE LLP

Boston, Massachusetts
August 3, 1993

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET

                                                                             AT JUNE 30
                                                                      ------------------------
                                                                         1994          1993
                                                                      ----------    ----------
                                                                        (IN THOUSANDS EXCEPT
                                                                            SHARE DATA)
Current Assets:
Cash and cash equivalents..........................................   $   75,843    $   50,041
Receivables, less allowance for doubtful accounts of $29,311 in
  1994 and $28,981 in 1993.........................................      515,160       622,178
Contracts in process...............................................       79,475        77,925
Inventories........................................................      517,068       502,338
Deferred income taxes..............................................      101,837        82,663
Prepaid expenses...................................................       54,904        54,763
                                                                      ----------    ----------
                                                                       1,344,287     1,389,908
                                                                      ----------    ----------
Property and Equipment:
Land...............................................................       33,235        34,718
Buildings..........................................................      257,485       253,645
Machinery and equipment............................................      647,058       630,479
Leasehold improvements.............................................       15,166        13,037
Construction in progress...........................................       42,648        47,656
Accumulated depreciation...........................................     (385,719)     (362,537)
                                                                      ----------    ----------
                                                                         609,873       616,998
                                                                      ----------    ----------
Goodwill and Other Intangible Assets...............................      918,791       868,151
Reorganization Value in Excess of Identifiable Assets..............      115,201       185,892
Deferred Income Taxes..............................................      112,691        80,493
Other Assets.......................................................       39,978        23,524
                                                                      ----------    ----------
Total Assets.......................................................   $3,140,821    $3,164,966
                                                                      ----------    ----------
                                                                      ----------    ----------
Current Liabilities:
Loans payable and current maturities of long-term debt.............   $  163,164    $  239,601
Accounts payable...................................................      332,004       290,256
Accrued expenses...................................................      382,576       411,877
Contracts in process--billings in excess of costs..................       63,324        49,676
Income taxes.......................................................       73,301        57,344
                                                                      ----------    ----------
                                                                       1,014,369     1,048,754
Deferred Income Taxes..............................................       13,698         8,032
Long-Term Debt.....................................................      588,491       812,585
Other Liabilities..................................................      157,237       156,809
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $1 par value, authorized 2,000,000 shares; none
outstanding........................................................       --            --
Common stock, $.50 par value, authorized 180,000,000 shares;
  outstanding 71,084,293 shares in 1994 and 70,924,026 shares in 1993, net of reacquired shares of 7,600,747 in 1994 and
  7,614,092
  in 1993..........................................................       35,542        35,462
Capital in excess of par value, net of deferred compensation of
  $9,318 in 1994 and $12,314 in 1993...............................      567,476       558,481
Currency translation adjustment....................................      (40,874)      (89,386)
Retained earnings..................................................      804,882       634,229
                                                                      ----------    ----------
                                                                      1,367,026..    1,138,786
                                                                      ----------    ----------
Total Liabilities and Shareholders' Equity.........................   $3,140,821    $3,164,966
                                                                      ----------    ----------
                                                                      ----------    ----------

          See notes to supplemental consolidated financial statements.

                 SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME
                                                 YEAR ENDED JUNE 30 (1)
                                         --------------------------------------
                                            1994          1993          1992
                                         ----------    ----------    ----------
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)

Sales.................................   $4,076,383    $3,919,357    $3,066,485
                                         ----------    ----------    ----------
Costs and Expenses:
Cost of sales.........................    3,003,194     2,909,947     2,390,218
Nonrecurring inventory charge.........       --            22,485        --
Selling, general and administrative...      682,568       682,520       446,244
Restructuring and severance charges...       --            39,325        25,612
Interest..............................       62,431        85,785        63,261
                                         ----------    ----------    ----------
                                          3,748,193     3,740,062     2,925,335
                                         ----------    ----------    ----------
Income before income taxes,
  extraordinary item and cumulative
effect of accounting changes..........      328,190       179,295       141,150
Income taxes..........................      138,999        84,837        45,884
                                         ----------    ----------    ----------
Net income before extraordinary item
  and cumulative effect of accounting
changes...............................      189,191        94,458        95,266
Extraordinary item....................       --             2,816        --
                                         ----------    ----------    ----------
Net income before cumulative effect of
accounting changes....................      189,191        91,642        95,266
Cumulative effect of accounting
changes...............................       --            71,040        --
                                         ----------    ----------    ----------
Net Income............................   $  189,191    $   20,602    $   95,266
                                         ----------    ----------    ----------
                                         ----------    ----------    ----------
Net Income Per Share:
  Before extraordinary item and
    cumulative effect of accounting
changes...............................   $     2.56    $     1.30    $     2.06
  Extraordinary item..................       --              (.04)       --
  Cumulative effect of accounting
changes...............................       --              (.98)       --
                                         ----------    ----------    ----------
Net Income............................   $     2.56    $      .28    $     2.06
                                         ----------    ----------    ----------
                                         ----------    ----------    ----------
Common equivalent shares..............       73,770        72,316        46,290
                                         ----------    ----------    ----------
                                         ----------    ----------    ----------

- ------------

(1) The supplemental consolidated financial statements reflect the combined results of operations of Tyco and Kendall for the years ended June 30, 1994 and 1993. Results for the year ended June 30, 1992 reflect only the results of Tyco. See Note 1 to these financial statements.

          See notes to supplemental consolidated financial statements.

          SUPPLEMENTAL CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                        FOR THE THREE YEARS ENDED JUNE 30, 1994 (1)
                                                    ----------------------------------------------------
                                                      COMMON       CAPITAL IN     CURRENCY
                                                    STOCK, $.50    EXCESS OF     TRANSLATION    RETAINED
                                                     PAR VALUE     PAR VALUE     ADJUSTMENT     EARNINGS
                                                    -----------    ----------    -----------    --------
                                                                       (IN THOUSANDS)
Balance at June 30, 1991.........................     $23,527       $ 370,628     $ (42,351)    $553,347
  Net income.....................................                                                 95,266
  Dividends......................................                                                (16,934)
  Restricted stock grants, cancellations, tax
    benefits and other...........................         (24)          2,974
  Currency translation adjustment................                                    50,086
  Amortization of deferred compensation..........                       4,032
                                                    -----------    ----------    -----------    --------
Balance at June 30, 1992.........................      23,503         377,634         7,735      631,679
  Effect of Kendall Merger.......................      12,301         190,077
  Net income.....................................                                                 20,602
  Dividends......................................                                                (18,052)
  Management equity compensation.................                       2,126
  Restricted stock grants, cancellations, tax
    benefits and other...........................         (82)          3,015
  Purchase of treasury stock.....................        (260)        (16,705)
  Currency translation adjustment................                                   (97,121)
  Amortization of deferred compensation..........                       2,334
                                                    -----------    ----------    -----------    --------
Balance at June 30, 1993.........................      35,462         558,481       (89,386)     634,229
  Net income.....................................                                                189,191
  Dividends......................................                                                (18,538)
  Management equity compensation.................                       1,273
  Restricted stock grants, cancellations, tax
    benefits and other...........................          15           2,409
  Warrants, options exercised....................          65           2,215
  Purchase of warrant............................                        (600)
  Currency translation adjustment................                                    48,512
  Amortization of deferred compensation..........                       3,698
                                                    -----------    ----------    -----------    --------
Balance at June 30, 1994.........................     $35,542       $ 567,476     $ (40,874)    $804,882
                                                    -----------    ----------    -----------    --------
                                                    -----------    ----------    -----------    --------

- ------------

(1) The supplemental consolidated financial statements reflect the combined equity of Tyco and Kendall for the years ended June 30, 1994 and 1993. Results for the year ended June 30, 1992 reflect only the equity of Tyco. See Note 1 to these financial statements.

          See notes to supplemental consolidated financial statements.

               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                    YEAR ENDED JUNE 30 (1)
                                                             -----------------------------------
                                                               1994         1993         1992
                                                             ---------    ---------    ---------
                                                                       (IN THOUSANDS)
Cash Flows From Operating Activities:
Net income................................................   $ 189,191    $  20,602    $  95,266
Adjustments to reconcile net income to net cash provided
  by operating activities:
  Extraordinary item......................................      --            2,816       --
  Cumulative effect of accounting changes.................      --           71,040       --
  Depreciation............................................      83,027       79,076       66,501
  Amortization of intangibles.............................      40,621       42,505       28,107
  Amortization of debt discount and issue costs...........       1,232        6,768       --
  Provision for management equity plans...................       6,325        7,256       --
  Non-recurring inventory charge..........................      --           22,485       --
  Deferred income taxes...................................      31,459       (2,547)     (13,832)
  Provision for losses on accounts receivable and
    inventory writedowns..................................      14,823       12,663       11,809
  Changes in assets and liabilities net of effects from
    acquisitions:
    Decrease (increase) in accounts receivable............     108,847      (28,040)      27,573
    Decrease (increase) in contracts in process...........      12,471       (8,016)         681
    (Increase) decrease in inventory......................     (11,766)       1,204       10,461
    (Decrease) increase in accounts payable and accrued
      expenses............................................     (26,189)      47,277      (48,127)
    Increase (decrease) in income taxes payable...........      15,389       (3,588)      (5,527)
    Other, net............................................      26,998        8,543        2,067
                                                             ---------    ---------    ---------
  Net cash provided by operating activities...............     492,428      280,044      174,979
                                                             ---------    ---------    ---------
Cash Flows From Investing Activities:
Proceeds from sales of acquired assets....................      18,054       --           14,289
Capital expenditures......................................     (89,802)     (94,399)     (67,650)
Purchases of businesses, net of cash acquired.............     (72,640)     (72,008)     (18,835)
                                                             ---------    ---------    ---------
  Net cash used in investing activities...................    (144,388)    (166,407)     (72,196)
                                                             ---------    ---------    ---------
Cash Flows From Financing Activities:
Proceeds from long-term debt..............................     104,628       49,955      199,528
Payments on long-term debt and lines of credit............    (409,692)    (126,960)    (275,951)
Purchase of warrant and treasury stock....................        (600)     (16,965)      --
Dividends paid............................................     (18,510)     (17,640)     (16,934)
Financial restructuring and financing fees paid...........        (344)      (5,631)      --
Issuance of stock and warrants............................       2,280       --           --
                                                             ---------    ---------    ---------
  Net cash used in financing activities...................    (322,238)    (117,241)     (93,357)
                                                             ---------    ---------    ---------
Net change in cash and cash equivalents...................      25,802       (3,604)       9,426
Cash and cash equivalents at beginning of year............      50,041       32,135       22,709
Kendall cash and cash equivalents at beginning of year....      --           21,510       --
                                                             ---------    ---------    ---------
Cash and cash equivalents at end of year..................   $  75,843    $  50,041    $  32,135
                                                             ---------    ---------    ---------
Supplementary Cash Flow Disclosure:
Interest paid.............................................   $  72,640    $  82,952    $  77,823
                                                             ---------    ---------    ---------
Income taxes paid (net of refunds)........................   $  73,751    $  55,112    $  34,980
                                                             ---------    ---------    ---------

- ------------
(1) The supplemental consolidated financial statements reflect the combined cash flows of Tyco and Kendall for the years ended June 30, 1994 and 1993. Results for the year ended June 30, 1992 reflect only the cash flows of Tyco. See Note 1 to these financial statements.

          See notes to supplemental consolidated financial statements.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Basis of Presentation--The supplemental consolidated financial statements include the accounts of Tyco International Ltd. ("Tyco" or the "Company") and its subsidiaries. As described more fully in Note 2, on October 19, 1994 a wholly owned subsidiary of Tyco merged with Kendall International, Inc. ("Kendall"). These supplemental consolidated financial statments have been prepared following the pooling-of-interests method of accounting and reflect the combined financial position, operating results and cash flows of Tyco and Kendall as if they had been combined for all periods presented subsequent to June 30, 1992, the date on which Kendall undertook a financial restructuring. Upon publication of Tyco's financial statements for a period which includes October 19, 1994, these supplemental consolidated financial statements will become the historical financial statements of the Company.

    During the first half of calendar 1992, Kendall undertook a financial restructuring (the "Restructuring") which reduced its debt and associated interest expense to a level supportable by its operations. The Restructuring was consummated through a prepackaged plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. For accounting purposes, the Restructuring was effective as of June 30, 1992, the date Kendall adopted "fresh-start" accounting pursuant to the American Institute of Certified Public Accountants Statement of Position No. 90-7 ("SOP 90-7"). At that date, Kendall's assets and liabilities were adjusted to their reorganization or fair market values, and a new reporting entity was created with no retained earnings or accumulated deficit. Accordingly, Kendall's results prior to June 30, 1992 have not been combined with those of Tyco in these financial statements.

    Investments--All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents.

    Inventories and Contracts--Inventories are recorded at the lower of cost (first-in, first-out) or market. The non-recurring inventory charge reflected in the accompanying supplemental consolidated statment of income for the year ended June 30, 1993 represents the cost of sales impact of the inventory write-up required by the asset valuation requirements of fresh-start reporting.

    Contract sales for installation of fire protection systems are recorded on the percentage-of-completion method. Profits recognized on contracts in process are based upon estimated contract revenue and related cost at completion. Revisions in cost estimates as contracts progress have the effect of increasing or decreasing profits in the current period. Provisions for anticipated losses are made in the period in which they first become determinable. Sales of underwater cable systems are also recorded on the percentage-of-completion method. Selling, general and administrative expenditures are expensed as incurred. Accounts receivable include amounts not yet billed because of retainage provisions for fire protection contracts. Retention balances of $24.8 million at June 30, 1994 which become due upon contract completion and acceptance are expected to be substantially collected during fiscal 1995.

    Property and Equipment--Property and equipment are principally recorded at cost, except that in accordance with fresh-start reporting, all property, plant and equipment of Kendall was restated to reflect reorganization value on June 30, 1992, which approximated fair value on a continued use basis. Maintenance and repair expenditures are charged to expense when incurred. The straight-line method of depreciation is used over the estimated useful lives of the related assets, which range from 3 to 45 years.

    Goodwill and Other Intangible Assets--Goodwill is being amortized on a straight-line basis over 40 years. Accumulated amortization amounted to $112.5 million at June 30, 1994 and $88.9 million at June 30, 1993. Impairment of goodwill, if any, is measured on the basis of whether anticipated undiscounted operating cash flows generated by the acquired businesses will recover the recorded goodwill balances over the remaining amortization period. At June 30, 1994 and 1993, no impairment of such assets was indicated.

    Other intangible assets include patents, trademarks and other intangibles, which are being amortized on a straight line basis over lives ranging from 2 to 30 years. At June 30, 1994 and 1993, accumulated amortization amounted to $12.7 million and $6.9 million respectively.

    Reorganization Value in Excess of Identifiable Assets--The reorganization value of Kendall was determined based on the purchase price paid for new Kendall common stock issued as part of Kendall's Restructuring (See Note 1). Based on the allocation of reorganization value in conformity with procedures specified by SOP 90-7, the portion of reorganization value which could not be attributed to specific tangible or identifiable intangible assets has been reported as reorganization value in excess of identifiable assets. See Note 8.

    Reorganization value is being amortized using the straight line method over 20 years. Accumulated amortization amounted to $17.0 million and $9.7 million at June 30, 1994 and 1993, respectively.

    Research and Development--Company funded research and development expenditures are expensed when incurred.

    Translation of Foreign Currency--Assets and liabilities of the Company's foreign subsidiaries, other than those operating in highly inflationary environments, are translated into U.S. dollars using year-end exchange rates. Revenues and expenses of foreign subsidiaries are translated at the average exchange rates effective during the year. Foreign currency translation gains and losses are included as a separate component of shareholders' equity. For subsidiaries operating in highly inflationary environments, inventories and property, plant and equipment, including related expenses, are translated at the rate of exchange in effect on the date the assets were acquired, while other assets and liabilites are translated at year-end exchange rates. Translation adjustments for these operations are included in net income.

    Gains and losses resulting from foreign currency transactions, the amounts of which are not significant, are included in net income.

    Interest Rate Swaps, Currency Options and Other Contracts--The Company enters into a variety of interest rate swaps, currency options, and other contracts in its management of interest costs and foreign currency exposures. The interest rate swaps, which hedge interest rates on certain indebtedness, involve the exchange of fixed and floating rate interest payment obligations over the life of the related agreement without the exchange of the notional payment obligation. The differential to be paid or received is accrued as interest rates change and recognized over the life of the agreement as an adjustment to interest expense.

    Foreign currency options, acquired for the purpose of hedging foreign operating income generally for periods not exceeding twelve months, are marked to market with any realized and unrealized gains or losses reflected in selling, general and administrative expense. The Company also enters into forward exchange contracts to hedge certain foreign currency transactions for periods consistent with the terms of the underlying transactions. The forward exchange contracts generally have maturities that do not exceed one year. Gains and losses on contracts qualifying as hedges are deferred and included in the measurement of the related foreign currency transaction. Losses are not deferred if it is estimated that deferral would lead to recognizing losses in a later period. At June 30, 1994, the total amount of foreign currency transactions covered by hedging contracts was $26.4 million. Such hedging contracts approximate fair value.

    Income Per Share--Net income per share is calculated on the basis of the weighted average number of shares outstanding plus common equivalent shares arising from the effect of stock options and warrants using the treasury stock method.

    Accounting Changes--Effective July 1, 1992 Tyco adopted the provisions of Statement of Financial Accounting Standards ("SFAS") 109 "Accounting for Income Taxes" and SFAS 106 "Employers' Accounting for Post-Retirement Benefits Other Than Pensions" (see Notes 8 and 12, respectively, to the consolidated financial statements.) At July 1, 1992 the cumulative effect of the accounting changes was to reduce net income by $71.0 million ($.98 per share). Kendall adopted SFAS 109 and SFAS 106 effective with its Restructuring (See Note 1), and accordingly there is no cumulative effect reflected in the financial statements

    Reclassifications--Certain prior year amounts have been reclassified to conform with current year presentation.

2. THE MERGER

    On October 19, 1994, a wholly owned subsidiary of Tyco merged with Kendall. Shareholders of Kendall received 1.29485 shares of Tyco common stock for each share of Kendall common stock. The transaction qualifies for pooling of interests accounting treatment, which is intended to present as a single interest, common shareholder interests which were previously independent. Accordingly, the historical financial statements for periods prior to the consummation of the combination are restated as though the companies had been combined during such periods. Financial statements for all periods prior to Kendall's Restructuring (see Note 1) include only Tyco's results of operations and cash flows.

    All fees and expenses related to the merger and to the integration of the combined companies will be expensed as required under the pooling of interests accounting method. These expenses have not been reflected in the supplemental consolidated statement of income, but will be reflected in the consolidated statement of income of the Company for the quarter ended December 31, 1994. Such fees and expenses are presently estimated to be $37.2 million ($31.2 million after-tax). The charge includes $18.6 million for financial advisory, legal, accounting and other direct transaction fees, $14.9 million for payments under severance and employment agreements and other costs associated with certain compensation plans, and $3.7 million for other acquisition related and integration costs.

3. ACQUISITIONS

    During fiscal 1994, the Company acquired a manufacturer of disposable medical supplies, three manufacturers and distributors of medical electrodes and related products, the assets of a flexible packaging business, the assets of a manufacturer of malleable and cast iron fittings, a manufacturer of pipe fittings products and a distributor and servicer of fire extinguishers and related products for an aggregate of $72.6 million in cash and a note payable of $3.6 million. Also during fiscal 1994, the Company sold certain of its European fire products manufacturing and distribution businesses for cash proceeds of $18.1 million and notes receivable of $14.8 million. The effect of these transactions on the Company's financial position and earnings was not significant.

    During fiscal 1993, the Company acquired three flow control companies for an aggregate of $67.1 million, and five fire protection companies for an aggregate of $4.9 million. The effect of these acquisitions on the Company's financial position and earnings was not significant.

    The acquisitions were accounted for by the purchase method, and the results of operations have been consolidated with the Company's results from their respective acquisition dates.

4. RESTRUCTURING AND SEVERANCE CHARGES

    During fiscal 1993 and fiscal 1992, the Company recorded restructuring and severance charges of $39.3 million ($27.3 million after-tax) and $25.6 million ($14.9 million after-tax), respectively. These charges include severance costs, facilities consolidation costs, writedown of assets to net realizable value, and professional fees and other costs associated with the restructurings. The fiscal 1993 charges were principally for personnel reductions in the European and Australian fire protection contracting businesses, as well as severance and excess facilities costs associated with the reorganization of Grinnell flow control distribution operations into regional distribution centers in the United States to reduce inventory levels, lower operating costs and improve customer service. Fiscal 1993 charges also included a loss provision associated with the Company's determination to dispose of a U.S. flow control pipe manufacturing facility and severance and other costs associated with the shutdown of a printed circuit board facility. The fiscal 1992 charges were principally for costs associated with the temporary shutdown of a U.S. flow control pipe manufacturing facility and personnel reductions at a European fire products manufacturing facility. Fiscal 1992 charges also included personnel reductions in North American fire protection operations and corporate headquarters and the reorganization of certain North American Grinnell flow control distribution operations. At June 30, 1994, $10.3 million of the fiscal 1993 restructuring charge is accrued. This relates primarily to the reorganization of Grinnell flow control distribution operations, European facilities rationalization and remaining severance payments. The Company will complete the reorganization process in fiscal 1995.

5. INDEBTEDNESS

    Long-term debt is as follows:

                                                              JUNE 30
                                                       ----------------------
                                                         1994         1993
                                                       --------    ----------
                                                           (IN THOUSANDS)
                                                       ----------------------
Credit agreements...................................   $ 94,447    $  181,395
Uncommitted lines of credit.........................     22,000       164,000
Accounts receivable facility........................      --           83,000
Insurance company notes.............................    135,000       240,000
8.25% subordinated debt due 2003....................    100,000       100,000
6.375% public debentures due 2004...................    104,644        --
9.5% public debentures due 2022.....................    199,559       199,543
8% public debentures due 2023.......................     49,957        49,955
Other...............................................     46,048        34,293
                                                       --------    ----------
Total debt..........................................    751,655     1,052,186
Less current portion................................    163,164       239,601
                                                       --------    ----------
Long-term debt......................................   $588,491    $  812,585
                                                       --------    ----------
                                                       --------    ----------

    Under Tyco's credit agreement with a group of commercial banks, Tyco had the right until July 1997 to borrow $200 million or a portion thereof for its general corporate purposes. Interest payable on borrowings was variable based upon Tyco's option of selecting a certificate of deposit rate plus 0.5%, a Eurodollar rate plus 0.375% or a base rate, as defined. Kendall had a $100 million revolving credit facility which was available through December 1998. Interest was variable based upon the option of selecting LIBOR plus 1.75% or a bank rate, as defined, plus 0.5%. Kendall's borrowings under the facility were collateralized by substantially all of its assets. In October 1994, the Company replaced those agreements with a new credit agreement which gives the Company the right to borrow $300 million or a portion thereof until October 1999. The principal amount then outstanding will be due and payable at that time. Interest payable on borrowings is variable based upon the Company's option of selecting a Eurodollar rate plus 0.325%, a certificate of deposit rate plus 0.45% or a base rate, as defined.

    The Company's uncommitted lines of credit are borrowings from commercial banks on an "as offered" basis. The borrowings and repayments occur daily and contain no specific terms other than due dates and interest rates. The due dates generally range from overnight to 90 days and interest rates approximate those available under the Company's credit agreement.

    The Company had an accounts receivable facility which expired in August 1993. Interest was variable based upon a defined commercial paper market rate plus a facility fee of 0.5%. The facility was repaid with borrowings from uncommitted lines of credit.

    The insurance company notes consist of $80 million due in January 1995 and $55 million due in June 1996, and bear interest at rates of 8.98% and 8.90%, respectively.

    In November 1994, the Company issued $145 million principal amount of 8.125% debentures due 1999. The net proceeds from the sale of the notes were used, in part, to refinance $100 million principal amount of Kendall's subordinated notes due 2003. The balance will be used to refinance, in part, the $80 million insurance company note due January 1995. Pending repayment of these notes, the proceeds will be used to repay outstanding borrowings under various uncommitted lines of credit.

    In connection with the refinancing of Kendall's notes, unamortized bank fees and a call premium related to the refinanced debt of approximately $4.5 million will be reported, net of a $1.8 million tax benefit, as an extraordinary loss for the Company's quarter ended December 31, 1994.

    In January 1994, the Company issued $105 million principal amount of 6.375% debentures due 2004. The net proceeds of the issuance were used to repay insurance company notes of $105 million due in January 1994.

    In April 1992, the Company issued $200 million principal amount of 9.5% debentures due 2022. In March 1993, the Company issued $50 million principal amount of 8% debentures due 2023. The net proceeds of the issuances were used to refinance existing debt.

    At June 30, 1994, the Company had interest rate swap agreements with a number of financial institutions, having a total notional amount of $355 million, which effectively convert fixed rate debt to variable rate debt. Under these agreements, the Company will receive payments at an average fixed rate of 6.09% and will make payments based on six month LIBOR which, at June 30, 1994, was 5.25%. These agreements expire in the amounts of $100 million in each of April 1995 and April 1997, $55 million in February 1996, $50 million in April 1996 and $50 million in March 1998. The impact of the Company's hedging activities on its weighted average borrowing rate was a decrease of 1.1%, 0.8% and an increase of 0.2% for fiscal 1994, 1993 and 1992, respectively. The impact on reported interest was income of $7.0 million, $6.1 million and expense of $1.7 million for fiscal 1994, 1993 and 1992, respectively.

    During fiscal 1993, Kendall refinanced certain notes and borrowings outstanding under its bank facilities. Unamortized bank fees and original issue discount related to the refinanced debt of approximately $4.6 million were written off and reported, net of a $1.8 million tax benefit, as an extraordinary loss.

    Under its various loan and credit agreements the Company is required to meet certain covenants, none of which is considered restrictive to the operations of the Company.

    The aggregate amounts of total debt maturing during the next five fiscal years are as follows (in thousands):

1995..............................................................   $163,164
1996..............................................................     87,271
1997..............................................................     27,352
1998..............................................................     16,473
1999..............................................................        636

6. SALE OF ACCOUNTS RECEIVABLE

    On November 1, 1993, the Company entered into an agreement pursuant to which it sold a percentage ownership interest in a defined pool of the Company's trade receivables. As collections reduce accounts receivable included in the pool, the Company sells participating interests in new receivables to bring the amount sold up to the $150 million maximum permitted by the related agreement. Under terms of the agreement the Company has retained substantially the same risk of credit loss as if the receivables had not been sold and, accordingly, the full amount of the allowance for doubtful accounts has been retained. Proceeds of $150 million from the sale were used to reduce borrowings under uncommitted lines of credit and are reported as operating cash flows in the Company's consolidated statement of cash flows and a reduction of receivables in the Company's consolidated balance sheet. The proceeds of sale are less than the face amount of accounts receivable sold by an amount which approximates the purchaser's financing cost of issuing its own commercial paper backed by these accounts receivable. The discount from the face amount was $4.1 million during the year ended June 30, 1994, and has been included in selling, general and administrative expense in the Company's consolidated statement of income. The Company, as agent for the purchaser, retains collection and administrative responsibilities for the participating interests of the defined pool.

7. FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash in banks, temporary investments, accounts receivable and debt. In addition, the Company has foreign currency options that hedge its exposure on net foreign income, as well as interest rate swaps that effectively convert fixed rate debt to variable rate debt. At June 30, 1994 the fair value of interest rate swaps was a $2.1 million liability, and the fair value of long-term debt was approximately $598 million, based on current interest rates. The fair value of financial instruments in working capital approximated book value.

    None of the Company's financial instruments represent a concentration of credit risk as the Company deals with a variety of major banks worldwide and its accounts receivable are spread among a number of major industries, customers and geographic areas. None of the Company's off-balance sheet financial instruments would result in a significant loss to the Company if the counterparty failed to perform according to the terms of its agreement.

    In May 1993, the Financial Accounting Standards Board issued SFAS 114, "Accounting by Creditors for Impairment of a Loan." This new standard must be adopted no later than fiscal 1996. Adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

8. INCOME TAXES

    Provision for federal income taxes and differences between the provision at the statutory rate and the amounts provided are as follows:

                                                     YEAR ENDED JUNE 30
                                             ----------------------------------
                                               1994        1993         1992
                                             --------    ---------    ---------
                                                       (IN THOUSANDS)
Provision at statutory rate...............   $114,866    $  60,961    $  47,991
State taxes...............................     11,511        5,783        6,377
Depreciation and amortization under
purchase accounting.......................     10,787       11,281       10,879
Foreign earnings taxed at different
rates.....................................      6,723        4,202        1,250
Revision of certain tax estimates.........      --          (6,739)     (16,904)
Effect of rate changes....................     (3,649)       7,752       --
Completed contract deferred tax
adjustment................................      --          --           (5,133)
Research and Development and Foreign Sales
Corporation benefits......................     (2,710)        (500)        (500)
Other.....................................      1,471        2,097        1,924
                                             --------    ---------    ---------
Provision for income taxes on earnings
  before cumulative effect of accounting
changes...................................    138,999       84,837       45,884
Benefit of cumulative effect of accounting
changes...................................      --         (12,273)      --
                                             --------    ---------    ---------
Provision for income taxes................    138,999       72,564       45,884
Deferred provision........................    (21,113)      (7,011)      13,832
                                             --------    ---------    ---------
Current provision.........................   $117,886    $  65,553    $  59,716
                                             --------    ---------    ---------
                                             --------    ---------    ---------

    The provisions for fiscal 1994, 1993 and 1992 include $23.9 million, $14.3 million and $8.3 million, respectively, for foreign income taxes. The foreign component of income (loss) before income taxes was $35.7 million, $(1.9) million, and $10.7 million for fiscal 1994, 1993 and 1992, respectively. Generally, no provision has been made for U.S. or additional foreign income taxes on the undistributed earnings of foreign subsidiaries as such earnings are expected to be permanently reinvested. A liability has been recorded for U.S. taxes attributable to certain undistributed earnings in selected jurisdictions where repatriation to the U.S. may be desirable. It is not practicable to estimate the additional taxes related to the permanently reinvested earnings.

    During fiscal 1993 and 1992, the Company resolved various tax issues and, accordingly, revised certain tax estimates which resulted in reductions in tax expense of $6.7 million and $16.9 million, respectively.

    During fiscal 1993, the Company recorded additional nonrecurring tax expense of $7.8 million due to tax rate decreases in certain foreign jurisdictions. The expense results principally from reducing the carrying value of deferred tax assets.

    The completed contract deferred tax adjustment results from the completion during fiscal 1992 of all contracts on the completed contract method for United States tax purposes. Accordingly, the provision for fiscal 1992 reflects the non-recurring reversal of the related deferred taxes originally provided at higher rates.

    Effective July 1, 1992 Tyco adopted the provisions of SFAS 109. At July 1, 1992 the cumulative effect of adopting this standard was to reduce net income by $16.1 million ($0.22 per share). The impact on fiscal 1993's results was to reduce net income by $3.5 million ($0.05 per share). Kendall had adopted the provisions of SFAS 109 effective with its Restructuring (See Note 1) and, accordingly, there is no cumulative impact reflected in the financial statements.

    The deferred income tax balance sheet accounts result from temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes. The components of the net deferred income tax asset at June 30, 1994 and 1993 are as follows:

                                                           1994        1993
                                                         --------    --------
                                                            (IN THOUSANDS)
Deferred tax assets:
  Accrued liabilities and reserves....................   $122,382    $125,529
  Accrued post-retirement benefit obligation..........     35,248      34,084
  Tax loss carryforwards..............................    188,142     146,716
  Other...............................................      3,142       1,473
Deferred tax liabilities:
  Property, plant and equipment.......................    (72,954)    (80,206)
  Contracts...........................................     (9,027)    (12,207)
  Accrued liabilities and reserves....................     (6,793)    (10,069)
  Accrued interest....................................      --        (10,547)
  Other...............................................     (7,960)     (2,378)
                                                         --------    --------
Net deferred income tax asset before valuation
allowance.............................................    252,180     192,395
Valuation allowance...................................    (51,350)    (37,271)
                                                         --------    --------
Net deferred income tax asset.........................   $200,830    $155,124
                                                         --------    --------
                                                         --------    --------

    During fiscal 1994, Kendall recorded certain adjustments to its deferred tax assets for the valuation of underlying tax attributes as of the effective date of its Restructuring, primarily net operating loss carryforwards. These adjustments resulted in an increase to the deferred tax asset accounts of approximately $63.6 million, with a corresponding reduction in reorganization value in excess of net identifiable assets.

    As of June 30, 1994 the Company had approximately $185.9 million of net operating loss carryforwards in certain foreign jurisdictions. Of these, $165.4 million have no expiration, with the remaining $20.5 million expiring between fiscal year 1995 and 2002. Domestic operating loss carryforwards at June 30, 1994 were approximately $266.3 and will expire in the years 2003 to 2007. A valuation allowance has been provided for operating loss carryforwards which are not expected to be utilized.

    Under the previous method of accounting for income taxes, the deferred income tax provision resulted primarily from timing differences between financial and income tax reporting. The significant components of the deferred tax provision in fiscal 1992 were $5.1 million for completed contracts, $8.9 million for revision of tax estimates and $7.9 million for restructuring and severance charges. No other additional component of the deferred tax provision was material in fiscal 1992.

9. KEY EMPLOYEE LOAN PROGRAMS

    Loans are made to employees under the 1981 and 1983 Key Employee Loan Programs for the payment of taxes upon the vesting of shares granted under the Company's Restricted Stock Ownership Plans. The loans are unsecured and principally bear interest, payable annually, at prime rate except for loans prior to September 1987 under the 1981 Employee Loan Program which bear interest at 2%. Loans are generally repayable in ten years, except that earlier payments are required under certain circumstances. Loans under these programs were $6.4 million and $5.7 million at June 30, 1994 and 1993, respectively.

10. CAPITAL STOCK

    In July 1994, the Company's Board of Directors authorized the repurchase of up to 2.9 million of its common shares.

    In June 1994, the Company repurchased for $600,000 a warrant which entitled the holder, Tyco Investments (Australia) Limited, formerly Wormald International Limited, to purchase five million Tyco shares at a price of $70 per share.

    In August 1992, the Company repurchased 520,000 shares of its common stock at $32.625 per share from its former Chairman of the Board for an aggregate purchase price of $17.0 million. The total cost of reacquired shares at June 30, 1994 and 1993 was $70.0 million and $70.1 million, respectively.

    The Company's 1978 Restricted Stock Ownership Plan (the "1978 Plan") provided for the award of 2,400,000 shares of common stock to key employees through November 30, 1988. Under the 1978 Plan, 2,392,000 shares were granted, net of surrenders. The 1983 Restricted Stock Ownership Plan (the "1983 Plan") provided for the award of 3,400,000 shares of common stock to key employees through October 18, 1993. Under the 1983 Plan, 2,918,533 shares were awarded, net of surrenders. The Company's 1994 Restricted Stock Ownership Plan provides for the award of 462,542 shares of common stock, all of which were reserved for issuance as of June 30, 1994. Common stock is awarded subject to certain restrictions with vesting varying over periods of one to ten years.

    The fair market value of the shares at the time of the grant is amortized (net of tax benefit for the deduction of such value) to expense over the period of vesting. The unamortized portion of deferred compensation expense is recorded as a reduction of shareholders' equity. Recipients of the restricted shares have the right to vote such shares and receive dividends. Income tax benefits resulting from compensation for the vesting of restricted shares, including a deduction for the excess, if any, of the fair market value of restricted shares at the time of vesting over their fair market value at the time of the grant and from the payment of dividends on unvested shares are credited to capital in excess of par value.

    In connection with the Restructuring, Kendall issued to holders of old equity securities, warrants to purchase common stock at per share exercise prices of $15.46 (the "A Warrants") and $20.62 (the "B Warrants" and together with the A Warrants, the "Warrants). As a result of the Merger, these Warrants became exercisable for the Company's stock at per share prices of $11.94 and $15.92, respectively. The Warrants expire on July 7, 1999. During fiscal 1994, 25,336 A Warrants and 26,475 B Warrants were exercised. As of June 30, 1994 1,378,527 A Warrants and 1,414,321 B Warrants were issued and outstanding.

    Kendall maintains a number of stock incentive plans under which officers, directors and key employees have been granted options and other awards to purchase common stock, generally, at prices equal to at least 100% of the market price on the date of grant. As a result of the Merger, these options became exercisable for the Company's stock. Transactions under these plans during fiscal 1994 and 1993 were as follows:

                                                          1994         1993
                                                        ---------    ---------
Outstanding at beginning of period...................   1,336,933    1,285,139
Awards exercised.....................................     (78,986)      --
Awards granted.......................................     329,539       51,794
Awards cancelled.....................................     (31,076)      --
                                                        ---------    ---------
Outstanding at June 30...............................   1,556,410    1,336,933
                                                        ---------    ---------
                                                        ---------    ---------
Exercisable at June 30...............................     252,496       --
                                                        ---------    ---------
                                                        ---------    ---------

    The exercise prices per share of the Company's common stock for options outstanding at June 30, 1994 ranged in price from $7.96 to $39.19 per share.

    Kendall has a restricted stock grant agreement which provides for the issuance of up to 1,000,000 shares of common stock to a key executive. As a result of the Merger, up to 1,294,850 shares of the Company's common stock became issuable under the agreement. Rights under the grant agreement fully vest on July 7, 2002, subject to accelerated vesting if Kendall achieves certain annual financial operating targets, as specified in the grant agreement. As of June 30, 1994 rights for 1,294,850 shares were outstanding under the grant agreement. As of December 31, 1994 1,035,880 shares under the grant agreement had vested. Compensation expense of $1.3 million and $2.1 million was recorded for the grant during fiscal 1994 and 1993, respectively. Unamortized compensation expense was $0.7 million at June 30, 1994.

    Tyco paid cash dividends of $0.40, $0.38 and $0.36 per share in fiscal 1994, 1993 and 1992, respectively. Kendall did not pay dividends to its shareholders.

11. COMMITMENTS AND CONTINGENCIES

    The Company occupies certain facilities under leases which expire at various dates through the year 2021. Rental expense under these leases and leases for equipment was $60.4 million, $63.7 million, and $47.6 million for fiscal 1994, 1993 and 1992, respectively. At June 30, 1994 the minimum lease payments under noncancellable leases were as follows (in thousands):

1995...............................................................   $52,300
1996...............................................................    40,299
1997...............................................................    30,931
1998...............................................................    23,780
1999...............................................................    16,643
2000-2021..........................................................    85,574

    In the normal course of business, the Company is liable for contract completion and product performance. In the opinion of management, such obligations will not significantly affect the Company's financial position or results of operations.

    The Company is involved in various stages of investigation and cleanup related to environmental remediation matters. The ultimate cost of site cleanup is difficult to predict given the uncertainties regarding the extent of the required cleanup, the interpretation of applicable laws and regulations and alternative cleanup methods. Based upon the Company's experience with the foregoing environmental matters, the Company has concluded that there is at least a reasonable possibility that remedial costs will be incurred with respect to these sites in the aggregate amount in a range of $14.0 million to $50.5 million. At June 30, 1994, the Company has concluded that the most probable amount which will be incurred within this range is $25.5 million, and such amount is included in the caption accrued expenses in the accompanying consolidated balance sheet. Based upon information available to the Company, at those sites where there has been an allocation of the share of cleanup and such liability could be joint and several, management believes it is probable that other responsible parties will fully pay the cost apportioned to them, except with respect to one site for which the Company has assumed that one of the identified responsible parties will be unable to pay the cost apportioned to it and that such party's cost will be reapportioned among the remaining responsible parties. In view of the Company's financial position and reserves for environmental matters of $25.5 million, the Company has concluded that its payment of such estimated amounts will not have a material adverse effect on its financial position or results of operations.

12. RETIREMENT PLANS

    The Company has a number of noncontributory defined benefit retirement plans covering certain of its domestic and foreign employees. The Company's funding policy is to make annual contributions to the extent such contributions are tax deductible as actuarially determined. The benefits under the defined benefit plans are based on years of service and compensation.

    The net periodic pension cost for all defined benefit pension plans include the following components:

                                                     YEAR ENDED JUNE 30
                                             ----------------------------------
                                               1994         1993         1992
                                             ---------    ---------    --------
                                                       (IN THOUSANDS)
Service cost..............................   $  12,523    $  11,451    $  7,478
Interest..................................      26,747       26,426      16,437
Actual return on assets...................      (7,717)     (50,675)     (9,358)
Net amortization and deferral.............     (19,454)      24,467      (4,990)
                                             ---------    ---------    --------
Net periodic pension cost.................   $  12,099    $  11,669    $  9,567
                                             ---------    ---------    --------
                                             ---------    ---------    --------

    Accrued (prepaid) pension cost at June 30, 1994 for defined benefit plans is as follows:

                                          ASSETS EXCEED     ACCUMULATED
                                           ACCUMULATED       BENEFITS
                                            BENEFITS       EXCEED ASSETS     TOTAL
                                          -------------    -------------    --------
                                                        (IN THOUSANDS)
Actuarial present value of accumulated
  benefit obligations:
  Vested...............................     $  87,847        $ 223,462      $311,309
  Non-vested...........................         4,012           13,039        17,051
                                          -------------    -------------    --------
    Total..............................        91,859          236,501       328,360
Effect of future salary increases......         7,214           11,831        19,045
                                          -------------    -------------    --------
Projected benefit obligations..........        99,073          248,332       347,405
Plan assets at fair value..............       113,597          185,976       299,573
                                          -------------    -------------    --------
Plan assets (in excess of) less than
projected benefit obligations..........       (14,524)          62,356        47,832
Unrecognized transition asset
(liability)............................           292           (1,096)         (804)
Unrecognized prior service cost........          (617)          (7,583)       (8,200)
Additional minimum liability...........       --                15,545        15,545
Unrecognized net loss..................       (14,953)         (17,115)      (32,068)
                                          -------------    -------------    --------
Accrued (prepaid) pension cost.........     $ (29,802)       $  52,107      $ 22,305
                                          -------------    -------------    --------
                                          -------------    -------------    --------

    Accrued (prepaid) pension cost at June 30, 1993 for defined benefit plans is as follows:

                                          ASSETS EXCEED     ACCUMULATED
                                           ACCUMULATED       BENEFITS
                                            BENEFITS       EXCEED ASSETS     TOTAL
                                          -------------    -------------    --------
                                                        (IN THOUSANDS)
Actuarial present value of accumulated
  benefit obligations:
  Vested...............................     $ 209,528        $ 101,959      $311,487
  Non-vested...........................         7,665            8,021        15,686
                                          -------------    -------------    --------
    Total..............................       217,193          109,980       327,173
Effect of future salary increases......        15,232            4,812        20,044
                                          -------------    -------------    --------
Projected benefit obligations..........       232,425          114,792       347,217
Plan assets at fair value..............       253,139           61,503       314,642
                                          -------------    -------------    --------
Plan assets (in excess of) less than
projected benefit obligations..........       (20,714)          53,289        32,575
Unrecognized transition asset
(liability)............................           341           (1,209)         (868)
Unrecognized prior service cost........          (628)          (6,389)       (7,017)
Additional minimum liability...........       --                12,400        12,400
Unrecognized net loss..................       (13,603)          (6,138)      (19,741)
                                          -------------    -------------    --------
Accrued (prepaid) pension cost.........     $ (34,604)       $  51,953      $ 17,349
                                          -------------    -------------    --------
                                          -------------    -------------    --------

    The Company has terminated certain defined benefit pension plans and is in the process of distributing the plans' assets to the participants. Also, in connection with the sale of the European fire products businesses as described in Note 3, there was a settlement of a pension plan in Germany. Gains and losses resulting from the above were not material.

    Of the total plan obligations, 59% relate to domestic plans and 41% relate to foreign plans. The average discount rate used in determining the actuarial present value of the projected benefit obligation, weighted in relation to plan obligations, was 8.5% and 8.2%, respectively, at June 30, 1994 and 1993. The average rate of increase in future compensation levels was 5.7% at both June 30, 1994 and 1993. The weighted average long-term rate of return on assets was 9.4% and 10.0%, respectively, at June 30, 1994 and 1993. Plan assets are invested principally in equity and fixed income instruments.

    The Company also has several defined contribution plans. Pension expense for the defined contribution plans is computed as a percentage of participants' compensation and was $15.6 million, $14.7 million and $10.9 million for fiscal 1994, 1993 and 1992, respectively. The Company also participates in a number of multi-employer defined benefit plans on behalf of certain employees. Pension expense related to multi-employer plans was $6.7 million, $6.9 million, and $6.6 million for fiscal 1994, 1993 and 1992, respectively.

    Effective July 1, 1992 the Company adopted the provisions of SFAS 106. SFAS 106 requires the accrual method of accounting for post-retirement health care and life insurance benefits based on actuarially determined costs. The Company generally does not provide post-retirement benefits other than pensions for its employees. Certain of the Company's acquired operations provide these benefits to employees who were eligible at the date of acquisition. As of July 1, 1992 the Company recognized the full amount of its estimated accumulated post-retirement benefit obligation. The effect on the date of adoption was to reduce fiscal 1993 earnings by $54.9 million ($84.5 pre-tax) or $0.76 per share. The charge has been reflected as a cumulative effect of an accounting change.

    Net periodic post-retirement benefit cost for the years ended June 30, 1994 and 1993 reflects the following components:

                                                             1994       1993
                                                           --------    ------
                                                             (IN THOUSANDS)
Cost attributable to service during the period..........   $    372    $  389
Interest cost on accumulated post-retirement benefit
obligation..............................................      5,822     7,635
Net amortization and deferral...........................     (1,275)     --
                                                           --------    ------
Net periodic post-retirement benefit cost...............   $  4,919    $8,024
                                                           --------    ------
                                                           --------    ------

    For measurement purposes, in fiscal 1994 a 12% composite annual rate of increase in the per capita cost of covered health care benefits was assumed, which approximates the Company's current experience. The rate was assumed to decrease gradually to 6% by the year 2008 and remains at that level thereafter. The health care cost trend rate assumption may have a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by a percentage point would increase the accumulated post-retirement benefit obligation as of June 30, 1994 by $6.3 million and the aggregate of the service and interest cost component of net periodic post-retirement benefit cost for the year then ended by $0.6 million. The weighted average discount rate used in determining the accumulated post-retirement benefit obligation was 8.3% at June 30, 1994 and 7.3% at June 30, 1993.

    The incremental cost in fiscal 1993 of accounting for post-retirement health and life insurance benefits under the new accounting method amounted to $2.3 million pre-tax. Under the previous accounting method, expense for benefits aggregated $4.3 million pre-tax in fiscal 1992.

    Presented below are the components of the accrued post-retirement benefit obligation, all of which are unfunded:

                                                                JUNE 30
                                                          -------------------
                                                           1994        1993
                                                          -------    --------
                                                            (IN THOUSANDS)
Accumulated post-retirement benefit obligation:
  Retirees.............................................   $46,347    $ 82,300
  Fully eligible active plan participants..............    10,986      14,926
  Other active plan participants.......................     5,905       7,692
                                                          -------    --------
                                                           63,238     104,918
Unrecognized prior service benefit.....................    25,648       --
Unrecognized net gain (loss)...........................    10,715      (4,719)
                                                          -------    --------
Accrued post-retirement benefit cost...................   $99,601    $100,199
                                                          -------    --------
                                                          -------    --------

    In fiscal 1994 the Company amended certain of its post-retirement health care programs, principally to adjust the cost-sharing provisions. The amendment resulted in a reduction of the Company's accumulated post-retirement benefit obligation of $27.8 million, which created an unrecognized prior service benefit. The unrecognized prior service benefit is being amortized over approximately 16 years.

    In November 1992, the Financial Accounting Standards Board issued SFAS 112 "Employers' Accounting for Post-Employment Benefits." The Company is required to adopt SFAS 112 in fiscal 1995. Adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

13. CONSOLIDATED SEGMENT DATA

    Selected information by industry segment is presented below.

                                             YEAR ENDED JUNE 30
                                 ------------------------------------------
                                    1994            1993            1992
                                 ----------      ----------      ----------
                                               (IN THOUSANDS)
Sales:
  Fire Protection.............   $1,525,906      $1,526,079      $1,615,723
  Flow Control Products.......      914,430         806,915         721,338
  Electrical and Electronic
Components....................      436,884         413,300         392,283
  Disposable and Specialty
Products......................    1,199,163       1,173,063         337,141
                                 ----------      ----------      ----------
                                 $4,076,383      $3,919,357      $3,066,485
                                 ----------      ----------      ----------
                                 ----------      ----------      ----------
Income before income taxes,
  extraordinary item and
  cumulative effect of
  accounting changes:
  Fire Protection.............   $   70,171      $   43,190(2)   $   85,189(4)
  Flow Control Products.......       74,125          44,638(2)       37,704(4)
  Electrical and Electronic
Components....................       72,510          68,401(2)       54,093
  Disposable and Specialty
Products......................      191,669         126,280(3)       43,432
                                 ----------      ----------      ----------
Income from operations........      408,475         282,509         220,418
  Interest expense............      (62,431)        (85,785)        (63,261)
  Corporate and other
amounts.......................      (17,854)(1)     (17,429)(2)     (16,007)(4)
                                 ----------      ----------      ----------
                                 $  328,190      $  179,295      $  141,150
                                 ----------      ----------      ----------
                                 ----------      ----------      ----------
Total assets:
  Fire Protection.............   $1,135,128      $1,180,123      $1,337,690
  Flow Control Products.......      861,362         890,134         749,746
  Electrical and Electronic
Components....................      178,336         192,919         187,048
  Disposable and Specialty
Products......................      886,759         863,197         149,898
  Corporate assets, including
cash..........................       79,236          38,593          27,155
                                 ----------      ----------      ----------
                                 $3,140,821      $3,164,966      $2,451,537
                                 ----------      ----------      ----------
                                 ----------      ----------      ----------
Depreciation and amortization:
  Fire Protection.............   $   29,513      $   30,975      $   37,612
  Flow Control Products.......       39,409          34,225          31,846
  Electrical and Electronic
Components....................       11,313          10,889          11,810
  Disposable and Specialty
Products......................       40,618          48,278           8,990
  Corporate...................        4,027           3,982           4,350
                                 ----------      ----------      ----------
                                 $  124,880      $  128,349      $   94,608
                                 ----------      ----------      ----------
                                 ----------      ----------      ----------

                                             YEAR ENDED JUNE 30
                                 ------------------------------------------
                                    1994            1993            1992
                                 ----------      ----------      ----------
                                               (IN THOUSANDS)
Capital expenditures:
  Fire Protection.............   $   17,445      $   24,931      $   22,582
  Flow Control Products.......       33,941          37,667          25,580
  Electrical and Electronic
Components....................       11,728           9,278          13,340
  Disposable and Specialty
Products......................       26,341          22,281           6,112
  Corporate...................          347             242              36
                                 ----------      ----------      ----------
                                 $   89,802      $   94,399      $   67,650
                                 ----------      ----------      ----------
                                 ----------      ----------      ----------

- ------------

(1) Fiscal 1994 includes expense of $4.1 million related to the accounts receivable program, which cost would have been reflected as interest expense under previous financing arrangements. See Note 6.

(2) Fiscal 1993 includes restructuring and severance charges of $16.0 million, $19.0 million, $0.7 million, and $3.6 million, for Fire Protection, Flow Control Products, Electrical and Electronic Components and Corporate, respectively. See Note 4.

(3) Fiscal 1993 includes a non-recurring inventory charge of $22.5 million related to the asset valuation requirements of fresh-start reporting. See
    Note 1.

(4) Fiscal 1992 includes restructuring and severance charges of $10.0 million, $13.4 million and $2.2 million for Fire Protection, Flow Control Products and Corporate, respectively. See Note 4.

14. CONSOLIDATED GEOGRAPHIC DATA

    Selected information by geographic area for the three years in the period ended June 30, 1994 are presented below. Fiscal 1993 income from operations includes restructuring and severance charges of $20.9 million, $8.5 million and $6.3 million for North America, Europe and Asia-Pacific, respectively. Fiscal 1992 income from operations includes restructuring and severance charges of $14.4 million and $9.0 million for North America and Europe, respectively.

                                                   YEAR ENDED JUNE 30
                                         --------------------------------------
                                            1994          1993          1992
                                         ----------    ----------    ----------
                                                     (IN THOUSANDS)
Sales:
  North America.......................   $3,011,678    $2,878,686    $2,102,299
  Europe..............................      705,240       714,536       651,118
  Asia-Pacific........................      359,465       326,135       313,068
                                         ----------    ----------    ----------
                                         $4,076,383    $3,919,357    $3,066,485
                                         ----------    ----------    ----------
                                         ----------    ----------    ----------
Income From Operations:
  North America.......................   $  362,764    $  256,940    $  173,111
  Europe..............................       34,519        24,620        34,108
  Asia-Pacific........................       11,192           949        13,199
                                         ----------    ----------    ----------
                                         $  408,475    $  282,509    $  220,418
                                         ----------    ----------    ----------
                                         ----------    ----------    ----------
Total Assets:
  North America.......................   $2,106,391    $2,232,463    $1,591,141
  Europe..............................      684,508       664,859       600,353
  Asia-Pacific........................      270,686       229,051       232,888
  Corporate assets, including cash....       79,236        38,593        27,155
                                         ----------    ----------    ----------
                                         $3,140,821    $3,164,966    $2,451,537
                                         ----------    ----------    ----------
                                         ----------    ----------    ----------

15. SUPPLEMENTARY BALANCE SHEET INFORMATION

                                                               JUNE 30
                                                         --------------------
                                                           1994        1993
                                                         --------    --------
                                                            (IN THOUSANDS)
Inventories:
Purchased materials and manufactured parts............   $145,965    $128,510
Work in process.......................................     92,786      87,865
Finished goods........................................    278,317     285,963
                                                         --------    --------
                                                         $517,068    $502,338
                                                         --------    --------
                                                         --------    --------
Accrued salaries and vacations........................   $ 57,246    $ 55,328
                                                         --------    --------
                                                         --------    --------

16. SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                      YEAR ENDED JUNE 30
                                                 -----------------------------
                                                  1994       1993       1992
                                                 -------    -------    -------
                                                        (IN THOUSANDS)
Maintenance and repairs.......................   $71,498    $71,388    $52,017
                                                 -------    -------    -------
                                                 -------    -------    -------
Research and development......................   $32,170    $30,268    $15,805
                                                 -------    -------    -------
                                                 -------    -------    -------

17. SUMMARIZED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                         FISCAL YEAR ENDED JUNE 30, 1994
                                                 ------------------------------------------------
                                                   1ST         2ND          3RD           4TH
                                                 --------    --------    ----------    ----------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales.....................................   $999,598    $998,073    $1,003,730    $1,074,982
                                                 --------    --------    ----------    ----------
                                                 --------    --------    ----------    ----------
Gross profit..................................   $259,133    $259,687    $  260,327    $  294,042
                                                 --------    --------    ----------    ----------
                                                 --------    --------    ----------    ----------
Net income....................................   $ 42,068    $ 43,402    $   49,516    $   54,205
                                                 --------    --------    ----------    ----------
                                                 --------    --------    ----------    ----------
Net Income Per Share..........................   $    .57    $    .59    $      .67    $      .73
                                                 --------    --------    ----------    ----------
                                                 --------    --------    ----------    ----------

                                                         FISCAL YEAR ENDED JUNE 30, 1993
                                                 ------------------------------------------------
                                                   1ST(1)       2ND(1)      3RD(1)       4TH(2)
                                                 ----------    --------    --------    ----------
                                                       (IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales.....................................   $1,009,195    $958,018    $946,387    $1,005,757
                                                 ----------    --------    --------    ----------
                                                 ----------    --------    --------    ----------
Gross profit..................................   $  257,289    $245,973    $245,050    $  261,098
                                                 ----------    --------    --------    ----------
                                                 ----------    --------    --------    ----------
Income Before Extraordinary Item and
Cumulative Effect of Accounting Changes.......   $   17,308    $ 31,359    $ 36,468    $    9,323
                                                 ----------    --------    --------    ----------
                                                 ----------    --------    --------    ----------
Income Per Share Before Extraordinary Item and
Cumulative Effect of Accounting Changes.......   $      .24    $    .43    $    .50    $      .13
                                                 ----------    --------    --------    ----------
                                                 ----------    --------    --------    ----------
Net Income Per Share..........................   $     (.75)   $    .43    $    .50    $      .09
                                                 ----------    --------    --------    ----------
                                                 ----------    --------    --------    ----------

    Income per share amounts are calculated independently for each of the quarters presented. The sum of the quarters may not equal the full year earnings per share amounts.

- ------------

(1) During the fourth quarter of fiscal 1993, the Company changed its method of accounting for income taxes and post-retirement benefits other than pensions, effective as of July 1, 1992 (the Company's first quarter). The results presented for the first three quarters of fiscal 1993 have been restated for the impact of the new accounting methods. The impact on income per share before extraordinary item and cumulative effect of accounting changes for the first three quarters was not material.

(2) Included in the fourth quarter of fiscal 1993 are after-tax restructuring and severance charges of $27.3 million and a special pension charge of $1.2 million.